EXHIBIT 10.5

LEASE GUARANTY

THIS LEASE GUARANTY (the “Guaranty”) is made as of the          day of March, 2005, by Koninklijke DSM, N.V., a Dutch corporation, whose mailing address is Post Bus 6500, 6401 JH Heerlen, The Netherlands (the “Guarantor”), in favor of FALK US PROPERTY INCOME FUND, L.P., whose mailing address is c/o Falk of North America, Inc., 6 Adelaide Street East, Suite 310, Toronto, Ontario, Canada M5C 1H6 (the “Landlord”).

W I T N E S S E T H:

WHEREAS, Bellemead Development Corporation(“Original Landlord”) and Hoffman-LaRoche Inc. (“Original Tenant”)

entered into that certain Standard Form of Net Office Lease, dated November 6, 1996 (the “Lease”) whereby Original Landlord leased to Original Tenant a building consisting of approximately 106,680 rentable square feet located at 45 Waterview Boulevard, Parsippany, New Jersey; and

WHEREAS, Original Tenant assigned its rights under the Lease to Roche Vitamins, Inc.(“Roche Vitamins”) by assignment dated effective as of January 1, 1997;

WHEREAS, Landlord purchased the Demised Premises from Original Landlord, and Original Landlord assigned its rights under the Lease to Landlord by Assignment and Assumption Agreement, dated as of December 15, 1997; and

WHEREAS, Original Tenant, Roche Vitamins, and DSM Nutritional Products, Inc. (“Tenant”) entered into a Lease Assignment and Assumption effective as of September 30, 2003 whereby Roche Vitamins and Original Tenant assigned their rights under the Lease to Tenant, who purchased all or substantially all of Roche Vitamin’s assets and assumed the obligations of Original Tenant and Roche under the Lease; and

WHEREAS, the Initial Term of the Lease will expire as of the 31st day of August, 2007, and Landlord and Tenant have agreed to extend the Initial Term for an additional ten (10) years, and amend the Lease as more particularly described below; and

WHEREAS, the Guarantor desires to induce Landlord to enter into an amend to the Lease and to extend the term of the Lease through August 31, 2017; and

WHEREAS, the entering into of the amendment to Lease by Landlord and Tenant will be of direct pecuniary advantage to Guarantor as the direct or indirect owner of one hundred percent (100%) of the stock of Tenant;

NOW, THEREFORE, in consideration of One Dollar ($1.00) paid by Landlord to Guarantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees with the Landlord, as follows:

1. Unconditional Guarantee. The Guarantor, as primary obligor, hereby (a) unconditionally guarantees the prompt, punctual and full payment of the rent and all other sums due under the Lease in accordance with the terms and tenor thereof (including, but not limited to, any damages incurred by Landlord as a result of any payment, performance or other default by Tenant under the Lease to the extent such damages are payable pursuant to the Lease) as completely and effectually as if such guarantee had been made by Guarantor on the face of the Lease; and (b) unconditionally covenants and agrees that in the event of default in payments under any of the terms, covenants or conditions thereof, the Guarantor will promptly make or cause such payment to be made consistent with all such terms, covenants and conditions, notwithstanding the invalidity or lack of enforceability thereof due to the lack or power or authority of Tenant (or the person executing the Lease on behalf of Tenant) to execute, deliver or perform this Lease or due to any other action or omission of Tenant or its agents, officers, employees or representatives.

2. Nature of Guaranty. This Guaranty is and shall be construed to be an unconditional, irrevocable, absolute, unlimited and continuing guaranty of payment and performance.

3. Primary Liability of Guarantor. The Landlord shall have the right to proceed against Guarantor immediately upon any default by the Tenant in payment or performance of any obligation under the Lease, and Landlord shall not be required to take any action or proceedings of any kind against the Tenant or any other party liable for the Tenant’s debts or obligations or to look to any other collateral Landlord may have for the obligations of Tenant under the Lease. Should Landlord desire to proceed against Guarantor and Tenant in the same action, Guarantor agrees that Guarantor may be joined in any such action against Tenant and that recovery may be had against Guarantor to the extent of Guarantor’s liability in such action.

4. No Impairment. Guarantor’s liability hereunder shall not be prejudiced, impaired or affected by any of the following, whether with or without Guarantor’s knowledge or consent: (a) any renewal or extension of the time of payment of the rent or other sums due under the Lease or of the time for performance by any party obligated under the Lease; (b) any indulgence, forbearance or delay in enforcing the payment of the rent or other sums due under the Lease or enforcing the obligations of any party to the Lease; (c) any modification, addition or alteration of the terms, tenor or provisions of the Lease; (d) any assignment of the Landlord’s or Tenant’s interest under the Lease; (e) the release of any other collateral Landlord may hold for the obligations of Tenant; (f) Landlord’s failure to file suit against Tenant (regardless of whether Tenant is becoming insolvent, is believed to be about to leave the state or any other circumstance); (g) Landlord’s failure to give Guarantor notice of default by Tenant, (h) the availability to Tenant of any setoff, counterclaim or defense against Landlord unless based solely upon Landlord’s failure to perform its obligations under the Lease after requisite notice of default and reasonable opportunity to cure as provided under the Lease; (i) Landlord’s failure to exercise diligence in collection; (j) the merger, consolidation, cessation of business, dissolution or liquidation of Tenant, (k) the termination of any relationship of Guarantor with Tenant, or (l) Tenant’s change of name or use of any name other than the name used to identify Tenant in this Guaranty.

5. Financial Condition of Guarantor. If shares in Guarantor are publicly traded on a United States national stock exchange or on the Amsterdam stock exchange such that Guarantor is subject to securities disclosure and financial reporting requirements pursuant to which quarterly and annual financial reports are available on line via EDGAR or via Guarantor’s website, Guarantor shall not be obligated to furnish financial statements to Landlord. If, however, Guarantor is not publicly traded such that financial reports are not available for review online, the following financial reporting requirements shall apply:

(i) On or before the 30th day of each calendar quarter during the term of the Lease, Guarantor shall submit to Landlord a current financial statement indicating Guarantor’s current net worth and general financial condition, including balance sheets and statements of income and expenses for the preceding calendar quarter, certified as true and correct by Guarantor’s chief financial officer.

(ii) Within ninety (90) days following the expiration of Guarantor’s fiscal year, and no less frequently than once every twelve (12) calendar months, Guarantor shall submit to Landlord annual financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified as true and correct by Guarantor’s chief financial officer.

6. Compliance with Law. Guarantor represents and warrants that Guarantor’s business activities are conducted in accordance with all applicable laws and regulations, and Guarantor covenants that such activities shall continue to be so conducted.

7. Amendment of Lease. Landlord may, without notice to or the joinder of Guarantor and with affecting Guarantor’s liability hereunder, modify, extend, accelerate, reinstate, extend or renew the Lease (with or without the execution of new Lease) and grant any consent or indulgence with respect the Lease.

8. Bankruptcy of Tenant. The liability of Guarantor hereunder and Landlord’s right to pursue Guarantor shall not be affected, delayed, limited, impaired or discharged, in whole or in part, by reason of any stay, extension or discharge that may be granted to the Tenant by any court in proceedings under the Bankruptcy Code, or any amendments thereof, or under any other state or other federal statutes. The Guarantor expressly waives the benefits of any extension or discharge granted to Tenant. This Guaranty shall survive notwithstanding the expiration or termination of the Lease with respect to any sums previously received from Tenant or from Guarantor that Landlord may be required to repay in such proceeding. If proceedings are instituted by Tenant under any state insolvency law or under any federal bankruptcy law, or if such proceedings are instituted against Tenant and are not dismissed within thirty (30) days, Landlord may, at its option, without notice, notwithstanding any limitation on Landlord’s ability to use such proceedings as the basis of a default against Tenant, declare all sums due under the Lease to be presently due and payable by Guarantor.

9. Recovery of Avoided Payments. If any amount applied by Landlord to the obligations of Tenant or Guarantor is subsequently challenged by a bankruptcy trustee or debtor-in-possession as an avoidable transfer on the grounds that the payment constituted a preferential payment or a fraudulent conveyance under state law or the Bankruptcy Code or any successor statute thereto or on any other grounds, Landlord may, at its option and in its sole discretion, elect whether to contest such challenge. If Landlord contests the avoidance action, all costs of the proceeding, including Landlord’s attorneys fees, will become part of the obligations guaranteed by Guarantor. If the contested amount is successfully avoided, the avoided amount will become part of the obligations guaranteed by Guarantor. If Landlord elects not to contest the avoidance action, Landlord may tender the amount subject to the avoidance action to the bankruptcy court, trustee or debtor-in-possession and the amount so advanced shall become part of the obligations guaranteed by Guarantor hereunder. Guarantor’s obligation to reimburse Landlord for amounts due under this Section 9 shall survive the purported cancellation of this Guaranty.

10. Enforcement. If Landlord calls upon Guarantor to honor, pay or perform all or part of any obligation of the Tenant, and Guarantor fails to honor such demand, the debt or obligation owed the Landlord pursuant to this Guaranty shall bear interest at the lesser of eighteen percent (18%) per annum or the highest rate permitted under applicable law. In case Guarantor fails or refuses to honor this Guaranty, the Landlord is hereby authorized to utilize such legal means as Landlord deems proper to enforce this Guaranty, through the efforts of its employees, agents or attorneys, and Guarantor shall pay all costs of enforcement and collection, including but not limited to court costs, reasonable attorneys’ fees, depositions and expert witnesses.

11. Assistance in Litigation. Guarantor covenants to, upon request, cooperatively participate in any proceeding in which Guarantor is not an adverse party to Landlord and which concerns Landlord’s rights regarding the Lease or the obligations guaranteed hereby.

12. Solvency of Guarantor. Guarantor represents and warrants to Landlord that Guarantor is not insolvent and that Guarantor’s execution hereof does not render Guarantor insolvent.

13. Subordination. Guarantor agrees that any existing or future loan made by Guarantor to Tenant and any other existing or future obligation of Tenant to Guarantor shall be subordinate to the obligations evidenced by the Lease and this Guaranty as to both payment and collection.

14. Authority of Guarantor. The Guarantor represents and warrants that execution and delivery hereof and the assumption of liability hereunder have been in all respects authorized and approved by proper action on the part of the Guarantor, that the Guarantor has full authority and power to execute this Guaranty.

15. No Burdensome Agreements. Guarantor represents and warrants that the execution and performance of this Guaranty will not cause a default under any other contract or agreement to which Guarantor or any property of Guarantor is subject.

16. Legal and Binding Agreement. Guarantor represents and warrants that the execution and performance of this Guaranty will not violate any judicial or administrative order or governmental law or regulation, and that this Guaranty is valid and binding in every respect according to its terms.

17. No Consent Required. Guarantor represents and warrants that Guarantor’s execution and performance of this Guaranty do not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority.

18. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Landlord a partner of Tenant or Guarantor for any purpose. This Guaranty has been executed for the sole benefit of Landlord as an inducement to cause Landlord to purchase the property subject to the Lease and to enter into the Lease with Tenant, and neither Guarantor nor any other third party is authorized to rely upon Landlord’s rights hereunder or to rely upon an assumption that Landlord has or will exercise its rights under any document.

19. Successors and Assigns. The Guaranty shall be binding upon and inure to the benefit of the heirs, personal and legal representatives, successors and assigns of Guarantor and the Landlord. The Landlord shall have the right to assign and transfer this Guaranty to any assignee of the Lease (including assignments for collateral purposes). Landlord shall notify Guarantor upon any assignment or transfer of this Guaranty, but Landlord’s failure to so notify Guarantor shall not affect Guarantor’s obligations under this Guaranty or impair Landlord’s rights under this Guaranty. Notwithstanding the foregoing, Landlord shall, upon receipt of written request by Guarantor, advise Guarantor in writing of the name and address of any party to whom this Guaranty has been assigned. The Landlord’s successors and assigns shall have the rights, elections, remedies, and privileges, discretions and powers granted hereunder to the Landlord and shall have the right to rely upon this Guaranty and to enter into and continue other and additional transactions with the Tenant in reliance hereon, in the same manner and with the same force and effect as if they were specifically named as the Landlord herein.

20. Statute of Limitations. Guarantor acknowledges that the statute of limitation applicable to this Guaranty shall begin to run only upon Landlord’s accrual of a cause of action against Guarantor hereunder caused by Guarantor’s refusal to honor a demand for performance hereunder made by Landlord in writing; provided, however, if, subsequent to the demand upon Guarantor, Landlord reaches an agreement with Tenant on any terms causing Landlord to forbear in the enforcement of its demand upon Guarantor, the statute of limitation shall be reinstated for its full duration until Landlord subsequently again makes demand upon Guarantor.

21. Governing Law. This Guaranty shall constitute a New Jersey contract, and be governed by the laws of the State of New Jersey. The undersigned hereby voluntarily submits to the jurisdiction of any court in the State of New Jersey having jurisdiction over the subject matter of this instrument, and hereby constitutes the Secretary of State of New Jersey as its agent for service of process in connection with any suit or proceeding arising hereunder.

22. No Waiver. Failure of the Landlord to insist in any one or more instances upon strict performance of any one or more of the provisions of this Guaranty or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

23. Action Against Tenant. The Landlord shall have the right, without affecting Guarantor’s obligations hereunder, and without demand or notice, to collect first from the Tenant, and to exercise its rights of setoff against any asset of the Tenant, and to otherwise pursue and collect from the Tenant any other indebtedness of the Tenant to the Landlord not covered by this Guaranty, and any sums received from the Tenant, whether by voluntary payment, offset, or collection efforts, may be applied by the Landlord as it sees fit, including the application of all such amounts to other debts not guaranteed by Guarantor.

24. Subrogation. Subrogation rights or any other rights of any kind of Guarantor against the Tenant, if any, shall not become available until all indebtednesses and obligations of the Tenant to the Landlord under the Lease are paid and satisfied in full.

25. Survival. This Guaranty shall survive the expiration or termination of the Lease to the extent the obligations of the Tenant thereunder likewise survive and to the extent set forth in Section 12 of this Guaranty.

26. Entire Agreement. This Guaranty contains the final, complete and entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Any prior oral statements or agreements are deemed merged herein. Without limiting the foregoing, Guarantor acknowledges Landlord’s intention to enforce this Guaranty to the fullest extent possible, and Guarantor acknowledges that Landlord has made no oral statements to Guarantor that could be construed as a waiver of Landlord’s right to enforce this Guaranty by all available legal means.

27. Further Assurances. Guarantor agrees to execute and deliver to Landlord such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Guaranty.

28. Cumulative Remedies. The remedies provided Landlord in this Guaranty are not exclusive of any other remedies that may be available to Landlord under any other document or at law or equity.

29. Amendment and Waiver in Writing. No provision of this Guaranty can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

30. Interpretation. Time is of the essence in the performance of this Guaranty. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Guaranty or any provision hereof. This Guaranty shall be construed without regard to any presumption or other rule requiring construction against the party causing this Guaranty to be drafted. If any words or phrases in this Guaranty shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Guaranty shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Guaranty and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

31. Severability. This Guaranty is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Guaranty and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

32. Waiver of Jury Trial. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO GUARANTOR’S DEALINGS WITH LANDLORD RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT, AT LANDLORD’S ELECTION, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT LANDLORD MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first set forth above.

GUARANTOR:

KONINKLIJKE DSM N.V.

By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]

WITNESS: /s/ [ILLEGIBLE]
Printed Name of Witness:	[ILLEGIBLE]
Address of Witness:	Het Overloon 1, Heerlen 0411 TE, Netherlands

ACKNOWLEDGED BY:

TENANT:

DSM NUTRITIONAL PRODUCTS, INC.

By:	/s/ Patrick Weinberg
Patrick Weinberg
Title:	Vice-President, Chief Financial Officer

WITNESS: /s/ Hugh C.Welsh
Printed Name of Witness:	Hugh C.Welsh
Address of Witness:	45 Waterview Blvd., Parsippany, New Jersey, 07054.

WITNESS NO. 1: /s/ [ILLEGIBLE]
Printed Name of Witness:	[ILLEGIBLE] Het Overloon 1, Heerlen 641ITE, Netherlands

WITNESS NO. 2: /s/ Hugh C. Welsh,
Printed Name of Witness:	Hugh C. Welsh, 45 Waterview Blvd., Parsippany, New Jersey, 07054